UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2016

AmeriGas Partners, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13692	23-2787918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road

King of Prussia, Pennsylvania 19406

(Address of principal executive offices) (Zip code)

(610) 337-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Contingent Residual Support Agreement

On December 13, 2016, AmeriGas Partners, L.P. (the “Partnership”) entered into an Amendment to the Contingent Residual Support Agreement (the “CRSA Amendment”), with Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), AmeriGas Finance LLC, a Delaware limited liability company (“Finance Company”), AmeriGas Finance Corp., a Delaware corporation (“Finance Corp.”) and UGI Corporation, a Pennsylvania corporation (“UGI”). Finance Company, Finance Corp. and the Partnership may hereinafter be referred to collectively as the “AmeriGas Parties”.

Under the Indenture dated January 12, 2012 (the “January 2012 Indenture”), by and among Finance Company and Finance Corp., the Partnership, as guarantor, and U.S. Bank National Association, as trustee, Finance Company and Finance Corp. issued $1.55 billion of senior notes comprised of two tranches consisting of $550 million due May 20, 2020 and $1 billion due May 20, 2022 (the “7.00% Notes”). On January 12, 2012, the AmeriGas Parties, UGI, and ETP (together, the “CRSA Parties”) entered into the Contingent Residual Support Agreement (the “CRSA”), relating to the contingent residual support (the “Support”) that ETP agreed to provide to Finance Company in furtherance of Finance Company’s loan to the Partnership of $1.5 billion (the “Initial Supported Debt”) and setting forth, among other things, terms and conditions under which the Initial Supported Debt and the Senior Notes may be refinanced. The terms of the CRSA were described in and attached to the Partnership’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 11, 2012. The CRSA Parties entered into an amendment to the CRSA on June 20, 2016. The terms of the amendment to the CRSA were described in and attached to the Partnership’s Current Report on Form 8-K filed with the Commission on June 20, 2016.

On December 13, 2016, the CRSA Parties entered into the CRSA Amendment in connection with (i) the AmeriGas Parties’ desire to purchase a portion of the outstanding 7.00% Notes through a tender offer for cash, subject to market and other conditions (the “7.00% Notes Tender Offer”) and (ii) the issuance of the New Notes (as defined in Item 7.01 below). Pursuant to the CRSA Amendment, the CRSA Parties have agreed to terminate their respective obligations under the CRSA relating to those 7.00% Notes that are properly tendered in the 7.00% Notes Tender Offer. Under the CRSA Amendment, promptly following the completion of the 7.00% Notes Tender Offer, the AmeriGas Parties are required to advise ETP of the amount by which the Support is decreased, such amount to be equivalent to the principal amount of the 7.00% Notes that are tendered. The New Notes will not be subject to the CRSA.

The foregoing description of the CRSA Amendment is qualified in its entirety by reference to the CRSA Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 13, 2016, the Parties entered into the CRSA Amendment to terminate certain obligations under the CRSA, as described in Item 1.01 above under the caption “Amendment to Contingent Residual Support Agreement.”

Item 7.01 Regulation FD Disclosure.

On December 13, 2016, the Partnership issued a press release announcing the Partnership’s intention to offer, subject to market and other conditions, $550 million of senior notes due 2025 (the “New Notes”). The New Notes will be issued pursuant to an indenture entered into among the Partnership and Finance Corp., as issuers, and U.S. Bank National Association, as Trustee on June 20, 2016. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Also on December 13, 2016, the Partnership issued a press release announcing a tender offer to purchase for cash up to $500,000,000 outstanding principal amount of the 7.00% Senior Notes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment to Contingent Residual Support Agreement dated December 13, 2016, among Energy Transfer Partners, L.P., AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P., and for certain limited purposes only, UGI Corporation.

99.1	Press Release dated December 13, 2016 announcing the offering of the New Notes.

99.2	Press Release dated December 13, 2016 announcing the 7.00% Notes Tender Offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

December 13, 2016	By:	/s/ Hugh J. Gallagher
Name: Hugh J. Gallagher
Title: Vice President - Finance and Chief Financial
Officer of AmeriGas Propane, Inc., the
general partner of AmeriGas Partners, L.P.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Contingent Residual Support Agreement dated December 13, 2016, among Energy Transfer Partners, L.P., AmeriGas Finance LLC, AmeriGas Finance Corp., AmeriGas Partners, L.P., and for certain limited purposes only, UGI Corporation.

99.1	Press Release dated December 13, 2016 announcing the offering of the New Notes.

99.2	Press Release dated December 13, 2016 announcing the 7.00% Notes Tender Offer.